Exhibit 99.1

FTC Solar Announces First Quarter 2024 Financial Results

First Quarter Highlights and Recent Developments

•
First quarter revenue of $12.6 million
•
Company remains focused on purchase orders, operational efficiencies, quality and customer service
•
Total backlog now stands at $1.8 billion
•
Continue to expect to achieve quarterly profitability in 2024

AUSTIN, Texas — May 10, 2024– FTC Solar, Inc. (Nasdaq: FTCI), a leading provider of solar tracker systems, software and engineering services, today announced financial results for the first quarter ended March 31, 2024.

First Quarter Results

“The company's first-quarter results were in line with our targets,” said Shaker Sadasivam, Chairman of the Board of FTC Solar. “During the quarter, the company remained focused on advancing key initiatives that will support future growth and profitability including improving gross margin potential, lowering the breakeven revenue level, improving business processes and driving customer engagement and purchase orders.”

Total backlog now stands at approximately $1.8 billion.

Summary Financial Performance: Q1 2024 compared to Q1 2023

	U.S. GAAP		Non-GAAP
	Three months ended March 31,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue	$12,587	$40,894	$12,587	$40,894
Gross margin percentage	(16.7%)	5.0%	(13.7%)	7.3%
Total operating expenses	$10,394	$14,432	$8,702	$10,053
Loss from operations(a)	$(12,502)	$(12,397)	$(10,655)	$(7,152)
Net loss	$(8,771)	$(11,762)	$(10,873)	$(7,358)
Diluted loss per share	$(0.07)	$(0.11)	$(0.09)	$(0.07)

(a) Adjusted EBITDA for Non-GAAP

Total first-quarter revenue was $12.6 million, coming in at the mid-point of our target range. This revenue level represents a decrease of 45.7% compared to the prior quarter and a decrease of 69.2% compared to the year-earlier quarter, on both lower product and logistics volumes.

GAAP gross loss was $2.1 million, or 16.7% of revenue, compared to gross profit of $0.7 million, or 3.0% of revenue, in the prior quarter. Non-GAAP gross loss was $1.7 million or 13.7% of revenue. The result for this quarter compares to non-GAAP gross profit of $3.0 million in the prior-year period, with the difference driven primarily by the impact of lower current quarter revenues which were not sufficient to cover certain relatively fixed indirect costs.

GAAP operating expenses were $10.4 million. On a non-GAAP basis, operating expenses were $8.7 million, which included a credit loss provision of $0.7 million, primarily related to a specific customer. This result compares to non-GAAP operating expenses of $10.1 million in the year-ago quarter.

GAAP net loss was $8.8 million or $0.07 per share, compared to a loss of $11.2 million or $0.09 per share in the prior quarter and a net loss of $11.8 million or $0.11 per share in the year-ago quarter. Adjusted EBITDA loss, which excludes an approximate $1.9 million net benefit from an earn out on a previously sold investment, less stock-based compensation expense and other non-cash items, was $10.7 million, compared to losses of $10.1 million in the prior quarter and $7.2 million in the year-ago quarter.

Outlook

We expect second quarter 2024 revenue at the mid-point to be slightly up from the first quarter. We continue to expect revenue to be weighted toward the second half of the year, and that the company will approximate breakeven on an Adjusted EBITDA basis in the third quarter and be profitable on that basis in the fourth quarter.

(in millions)	1Q'24 Guidance	1Q'24 Actual	2Q'24 Guidance
Revenue	$10.0 – $15.0	$12.6	$10.5 – $15.5
Non-GAAP Gross Profit	$(3.8) – $(1.8)	$(1.7)	$(3.1) – $(1.1)
Non-GAAP Gross Margin	(38%) – (12%)	(13.7%)	(29.5%) – (7.1%)
Non-GAAP operating expenses	$8.0 – $8.9	$8.7	$8.6 – $9.2
Non-GAAP adjusted EBITDA	$(12.6) – $(9.8)	$(10.7)	$(12.6) – $(9.8)

First Quarter 2024 Earnings Conference Call

FTC Solar’s senior management will host a conference call for members of the investment community at 8:30 a.m. E.T. today, during which the company will discuss its first quarter results, its outlook and other business items. This call will be webcast and can be accessed within the Investor Relations section of FTC Solar's website at https://investor.ftcsolar.com. A replay of the conference call will also be available on the website for 30 days following the webcast.

About FTC Solar Inc.

Founded in 2017 by a group of renewable energy industry veterans, FTC Solar is a global provider of solar tracker systems, technology, software, and engineering services. Solar trackers significantly increase energy production at solar power installations by dynamically optimizing solar panel orientation to the sun. FTC Solar’s innovative tracker designs provide compelling performance and reliability, with an industry-leading installation cost-per-watt advantage.

Footnotes

1. The term ‘backlog’ or ‘contracted and awarded’ refers to the combination of our executed contracts and awarded orders, which are orders that have been documented and signed through a contract, where we are in the process of documenting a contract but for which a contract has not yet been signed, or that have been awarded in writing or verbally with a mutual understanding that the order will be contracted in the future. In the case of certain projects, including those that are scheduled for delivery on later dates, we have not locked in binding pricing with customers, and we instead use estimated average selling price to calculate the revenue included in our contracted and awarded orders for such projects. Actual revenue for these projects could differ once contracts with binding pricing are executed, and there is also a risk that a contract may never be executed for an awarded but uncontracted project, or that a contract may be executed for an awarded but uncontracted project at a date that is later than anticipated, or that a contract once executed may be subsequently amended, supplemented, rescinded, cancelled or breached, including in a manner that impacts the timing and amounts of payments due thereunder, thus reducing anticipated revenues. Please refer to our SEC filings, including our Form 10-K, for more information on our contracted and awarded orders, including risk factors.

Forward-Looking Statements

This press release contains forward looking statements. These statements are not historical facts but rather are based on our current expectations and projections regarding our business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not rely on our forward-looking statements as predictions of future events, as actual results may differ materially from those in the forward-looking statements because of several factors, including those described in more detail above and in our filings with the U.S. Securities and Exchange Commission, including the section entitled “Risk Factors”

contained therein. FTC Solar undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.

FTC Solar Investor Contact:

Bill Michalek
Vice President, Investor Relations
FTC Solar
T: (737) 241-8618
E: IR@FTCSolar.com

# # #

FTC Solar, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(unaudited)

	Three months ended March 31,
(in thousands, except shares and per share data)	2024	2023
Revenue:
Product	$10,905	$32,579
Service	1,682	8,315
Total revenue	12,587	40,894
Cost of revenue:
Product	12,367	31,767
Service	2,328	7,092
Total cost of revenue	14,695	38,859
Gross profit (loss)	(2,108)	2,035
Operating expenses
Research and development	1,439	1,922
Selling and marketing	2,388	1,711
General and administrative	6,567	10,799
Total operating expenses	10,394	14,432
Loss from operations	(12,502)	(12,397)
Interest expense, net	(136)	(58)
Gain from disposal of investment in unconsolidated subsidiary	4,085	898
Other income (expense), net	36	(74)
Loss from unconsolidated subsidiary	(265)	—
Loss before income taxes	(8,782)	(11,631)
(Provision for) benefit from income taxes	11	(131)
Net loss	(8,771)	(11,762)
Other comprehensive loss:
Foreign currency translation adjustments	(181)	(5)
Comprehensive loss	$(8,952)	$(11,767)
Net loss per share:
Basic and diluted	$(0.07)	$(0.11)
Weighted-average common shares outstanding:
Basic and diluted	125,569,375	106,791,198

FTC Solar, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except shares and per share data)	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$14,041	$25,235
Restricted cash	1,896	—
Accounts receivable, net	66,379	65,279
Inventories	3,844	3,905
Prepaid and other current assets	14,069	14,089
Total current assets	100,229	108,508
Operating lease right-of-use assets	1,637	1,819
Property and equipment, net	1,994	1,823
Intangible assets, net	399	542
Goodwill	7,213	7,353
Equity method investment	1,010	240
Other assets	2,548	2,785
Total assets	$115,030	$123,070
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$12,059	$7,979
Accrued expenses	29,690	34,848
Income taxes payable	27	88
Deferred revenue	4,897	3,612
Other current liabilities	7,859	8,138
Total current liabilities	54,532	54,665
Operating lease liability, net of current portion	934	1,124
Other non-current liabilities	4,406	4,810
Total liabilities	59,872	60,599
Commitments and contingencies
Stockholders’ equity
Preferred stock par value of $0.0001 per share, 10,000,000 shares authorized; none issued as of March 31, 2024 and December 31, 2023	—	—
Common stock par value of $0.0001 per share, 850,000,000 shares authorized; 125,952,253 and 125,445,325 shares issued and outstanding as of March 31, 2024 and December 31, 2023	13	13
Treasury stock, at cost; 10,762,566 shares as of March 31, 2024 and December 31, 2023	—	—
Additional paid-in capital	363,525	361,886
Accumulated other comprehensive loss	(474)	(293)
Accumulated deficit	(307,906)	(299,135)
Total stockholders’ equity	55,158	62,471
Total liabilities and stockholders’ equity	$115,030	$123,070

FTC Solar, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three months ended March 31,
(in thousands)	2024	2023
Cash flows from operating activities
Net loss	$(8,771)	$(11,762)
Adjustments to reconcile net loss to cash used in operating activities:
Stock-based compensation	1,639	4,890
Depreciation and amortization	404	334
Amortization of debt issue costs	177	177
Provision for obsolete and slow-moving inventory	177	1,261
Loss from unconsolidated subsidiary	265	—
Gain from disposal of investment in unconsolidated subsidiary	(4,085)	(898)
Warranty and remediation provisions	838	1,543
Warranty recoverable from manufacturer	98	(54)
Credit losses and bad debt expense (credits)	670	—
Deferred income taxes	225	216
Lease expense and other	309	229
Impact on cash from changes in operating assets and liabilities:
Accounts receivable	(1,770)	(11,412)
Inventories	(116)	5,078
Prepaid and other current assets	45	817
Other assets	(226)	(882)
Accounts payable	3,989	7,882
Accruals and other current liabilities	(6,200)	(616)
Deferred revenue	1,285	(2,677)
Other non-current liabilities	(523)	(2,212)
Lease payments and other, net	(287)	(230)
Net cash used in operations	(11,857)	(8,316)
Cash flows from investing activities:
Purchases of property and equipment	(432)	(28)
Equity method investment in Alpha Steel	(1,035)	(900)
Proceeds from disposal of investment in unconsolidated subsidiary	4,085	898
Net cash provided by (used in) investing activities	2,618	(30)
Cash flows from financing activities:
Sale of common stock	—	5,450
Stock offering costs paid	—	(32)
Proceeds from stock option exercises	—	51
Net cash provided by financing activities	—	5,469
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(59)	(15)
Decrease in cash, cash equivalents and restricted cash	(9,298)	(2,892)
Cash and cash equivalents at beginning of period	25,235	44,385
Cash, cash equivalents and restricted cash at end of period	$15,937	$41,493

Notes to Reconciliations of Non-GAAP Financial Measures to Nearest Comparable GAAP Measures

We present Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS as supplemental measures of our performance. We define Adjusted EBITDA as net loss plus (i) provision for (benefit from) income taxes, (ii) interest expense, net (iii) depreciation expense, (iv) amortization of intangibles, (v) stock-based compensation, and (vi) non-routine legal fees, severance and certain other costs (credits). We also deduct the contingent gains from the disposal of our investment in an unconsolidated subsidiary from net loss in arriving at Adjusted EBITDA. We define Adjusted Net Loss as net loss plus (i) amortization of debt issue costs and intangibles, (ii) stock-based compensation, (iii) non-routine legal fees, severance and certain other costs (credits), and (iv) the income tax expense (benefit) of those adjustments, if any. We also deduct the contingent gains from the disposal of our investment in an unconsolidated subsidiary from net loss in arriving at Adjusted Net Loss. Adjusted EPS is defined as Adjusted Net Loss on a per share basis using our weighted average diluted shares outstanding.

Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). We present these non-GAAP measures, many of which are commonly used by investors and analysts, because we believe they assist those investors and analysts in comparing our performance across reporting periods on an ongoing basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS to evaluate the effectiveness of our business strategies.

Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, and you should not rely on any single financial measure to evaluate our business. These Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure as disclosed below.

The following table reconciles Non-GAAP gross profit (loss) to the most closely related GAAP measure for the three months ended March 31, 2024 and 2023, respectively:

	Three months ended March 31,
(in thousands, except percentages)	2024	2023
U.S. GAAP revenue	$12,587	$40,894
U.S. GAAP gross profit (loss)	$(2,108)	$2,035
Depreciation expense	168	124
Stock-based compensation	216	816
Non-GAAP gross profit (loss)	$(1,724)	$2,975
Non-GAAP gross margin percentage	(13.7%)	7.3%

The following table reconciles Non-GAAP operating expenses to the most closely related GAAP measure for the three months ended March 31, 2024 and 2023, respectively:

	Three months ended March 31,
(in thousands)	2024	2023
U.S. GAAP operating expenses	$10,394	$14,432
Depreciation expense	(102)	(70)
Amortization expense	(134)	(140)
Stock-based compensation	(1,423)	(4,074)
Non-routine legal fees	(33)	(108)
Severance	—	13
Non-GAAP operating expenses	$8,702	$10,053

The following table reconciles Non-GAAP Adjusted EBITDA to the related GAAP measure of loss from operations for the three months ended March 31, 2024 and 2023, respectively:

	Three months ended March 31,
(in thousands)	2024	2023
U.S. GAAP loss from operations	$(12,502)	$(12,397)
Depreciation expense	270	194
Amortization expense	134	140
Stock-based compensation	1,639	4,890
Non-routine legal fees	33	108
Severance	—	(13)
Other income (expense), net	36	(74)
Loss from unconsolidated subsidiary	(265)	—
Adjusted EBITDA	$(10,655)	$(7,152)

The following table reconciles Non-GAAP Adjusted EBITDA and Adjusted Net Loss to the related GAAP measure of net loss for the three months ended March 31, 2024 and 2023, respectively:

	Three months ended March 31,
	2024		2023
(in thousands, except shares and per share data)	Adjusted EBITDA	Adjusted Net Loss	Adjusted EBITDA	Adjusted Net Loss
Net loss per U.S. GAAP	$(8,771)	$(8,771)	$(11,762)	$(11,762)
Reconciling items -
Provision for (benefit from) income taxes	(11)	—	131	—
Interest expense, net	136	—	58	—
Amortization of debt issue costs in interest expense	—	177	—	177
Depreciation expense	270	—	194	—
Amortization of intangibles	134	134	140	140
Stock-based compensation	1,639	1,639	4,890	4,890
Gain from disposal of investment in unconsolidated subsidiary(a)	(4,085)	(4,085)	(898)	(898)
Non-routine legal fees(b)	33	33	108	108
Severance	—	—	(13)	(13)
Adjusted Non-GAAP amounts	$(10,655)	$(10,873)	$(7,152)	$(7,358)

Adjusted Non-GAAP net loss per share (Adjusted EPS):
Basic and diluted	N/A	$(0.09)	N/A	$(0.07)

Weighted-average common shares outstanding:
Basic and diluted	N/A	125,569,375	N/A	106,791,198

(a)	Our management excludes the gain from collections of contingent contractual amounts from the sale in 2021 of our investment in an unconsolidated subsidiary.
(b)	Non-routine legal fees represent legal fees and other costs incurred for specific matters that were not ordinary or routine to the operations of the business.